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EXHIBIT 4.1(a)

                                 SOFTLINK, INC.

                                FIRST AMENDMENT
                                       TO
                      INCHORUS.COM, 1999 STOCK OPTION PLAN


          This First Amendment (the "Amendment")to the inChorus.com, 1999 Stock Option Plan (the "Plan") is adopted this 28th day of April, 2000.


1. Section 3 of the Plan is hereby amended to increase the number of shares reserved for issuance under the Plan from Two Million Four Hundred Thousand (2,400,000) shares to Three Million Three Hundred Ninety-Eight Thousand (3,398,000) shares.

2. Except as set forth in this Amendment, all terms and conditions of the Plan shall remain in full force and effect..

               IN WITNESS WHEREOF, inChorus.com hereby adopts this Amendment as of the date hereof.

                                    INCHORUS.COM


                                    By: /s/ William Yuan
                                        -------------------------------
                                           William Yuan
                                           President

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